UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006 (December 11, 2006)

Excelsior LaSalle Property Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51948 (Commission File Number)	20-1432284 (IRS Employer Identification No.)
225 High Ridge Road Stamford, CT (Address of principal executive offices)	06905 (Zip Code)
(203) 352-4400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on November 20, 2006, The Charles Schwab Corporation (“Schwab”) announced an agreement to sell U.S. Trust Corporation (“U.S. Trust Corp.”), a wholly-owned subsidiary of Schwab, to Bank of America Corporation (the “Sale”). The Sale of U.S. Trust Corp. includes all of U.S. Trust Corp.’s subsidiaries, including UST Advisers, Inc., the manager of Excelsior LaSalle Property Fund, Inc. (the “Fund”), and UST Securities Corp., the Fund’s placement agent. The Sale is subject to Federal Reserve Board and other regulatory approvals and is currently expected to close in the first quarter of 2007.

On December 11, 2006, Deloitte & Touche LLP (“D&T”) informed the Fund that D&T is not independent of Bank of America Corporation, and that, effective upon the closing date of the Sale, D&T will no longer be able to serve as the Fund’s Independent Registered Public Accounting Firm and provide any attest services to the Fund.

The Fund has begun the process of seeking an alternative Independent Registered Public Accounting Firm to replace D&T, which, assuming the Sale is not abandoned, is expected to occur after the completion of D&T’s audit of the Fund’s consolidated financial statements for the year ended December 31, 2006 and prior to commencement of 2007 fiscal year audit and attest engagements.

Because D&T’s ability to serve as the Fund’s Independent Registered Public Accounting Firm and to provide any attest services to the Fund is contingent upon the Sale closing, the Fund is not providing the information required by Item 4.01 of Form 8-K at this time. The Fund will provide this information if and when D&T’s resignation becomes definite or the Fund’s audit committee determines to dismiss D&T.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCELSIOR LASALLE PROPERTY FUND, INC.

By:	/s/ Henry I. Feuerstein
Henry I. Feuerstein
Co-Chief Executive Officer

Date:	December 15, 2006